Security Benefit LifeSM Insurance Company

Variable Annuity

Please type or print in black ink.

1. Type of Annuity Contract

| | Non Qualified	| | 408A Roth IRA
| | 403(b) TSA
| | 408 IRA	Contribution Year ________

2. Annuitant

Name of Annuitant
(First)	(MI)	(Last)
| | Male | | Female

Mailing Address (Do not use P.O. Box)	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Social Security Number/Tax I.D. Number

—	—

Phone Number (for confidential calls between 8:00am and 6:00pm CST)

E-Mail Address

3. Owner (Applicant)

Name of Owner
(First)	(MI)	(Last)
| | Male | | Female

Mailing Address	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Social Security Number/Tax I.D. Number

—	—

Phone Number (for confidential calls between 8:00am and 6:00pm CST)

E-Mail Address

Residential Address (if different than mailing address)	Apt.

City
—

State	Zip Code

4. Joint Owner

Name of Joint Owner
(First)	(MI)	(Last)
| | Male | | Female

Mailing Address	Apt.

City
—

State	Zip Code

/	/

Date of Birth

Social Security Number/Tax I.D. Number

—	—

Phone Number (for confidential calls between 8:00am and 6:00pm CST)

E-Mail Address

5. Primary Beneficiary(ies)

1.
Name

/	/

Date of Birth

Relationship to Owner	Percent

2.
Name

/	/

Date of Birth

Relationship to Owner	Percent

3.
Name

/	/

Date of Birth

Relationship to Owner	Percent

4.
Name

/	/

Date of Birth

Relationship to Owner	Percent

Mail to: Security Benefit • PO Box 750497 • Topeka, Kansas 66675-0497 or Fax to: 1-785-438-5177
Also visit us online at www.securitybenefit.com
Questions? Call our Customer Service Center at 1-800-888-2461.

6. Contingent Beneficiary(ies)

1.
Name

/	/

Date of Birth

Relationship to Owner	Percent

2.
Name

/	/

Date of Birth

Relationship to Owner	Percent

7. Allocation of Purchase Payments

________%    Dreyfus IP Technology Growth
________%    INVESCO VIF Health Sciences
________%    AIM V.I. Real Estate
________%    Rydex VT Sector Rotation
________%    AIM V.I. International Growth
________%    Dreyfus VIF Intl Value
________%    SBL Global
________%    SBL Small Cap Growth
________%    Oppenheimer Main St. Small Cap
________%    SBL Small Cap Value
________%    SBL Mid Cap Growth
________%    AIM V.I. Mid Cap Core Equity
________%    SBL Mid Cap Value
________%    SBL Select 25
________%    American Century VP Ultra
________%    SBL Large Cap Growth
________%    SBL Social Awareness
________%    SBL Enhanced Index
________%    SBL Equity
________%    SBL Alpha Opportunity
________%    SBL Main St. Growth & Income
________%    SBL Large Cap Value
________%    AIM V.I. Basic Value
________%    American Century VP Value
________%    PIMCO VIT All Asset
________%    SBL Equity Income
________%    SBL Managed Asset Allocation
________%    SBL High Yield
________%    PIMCO VIT Real Return
________%    SBL Diversified Income
________%    PIMCO VIT Low Duration
________%    SBL Money Market
Must Total 100%

8. Salary Reduction Information

| |	Salary Savings
Annual Contribution Amount $
Number of Payments Per Year
Payor I.D.
(to be completed by Representative)

Employer Name

Mailing Address	Apt.

City
—

State	Zip Code

Billing Statement Address	Apt.

City
—

State	Zip Code

Beginning Date

Will Employer match contributions?     |   |   Yes       |   |   No

—	—

Employer Phone Number

Employer E-Mail Address

Skip Payment Frequency Applicable?     |   |   Yes       |   |   No

Months to Skip:

9. Replacement

1.	Do you currently have any existing annuity or insurance policies? | | No | | Yes, see list below.
2.	Does this proposed contract replace or change any existing annuity or insurance policy? | | No | | Yes If yes, please list company and policy number

Please note that if this proposed contract replaces or changes an existing policy, the agent shall submit a copy of the Replacement Notice with this application and is required to leave with the applicant a copy of any written material presented to the applicant.

10. Policy Riders

Rider Options (choose one):

|   |   Recurring Rewards
|   |   Flexible Rewards
|   |   Future Rewards

PLEASE SELECT ONLY ONE RIDER FROM THOSE LISTED ABOVE.

11. Electronic Transfer Privilege

| |	If you do not wish to authorize Electronic Transfers, you must check this box. SBL will make transfers, account changes and effect various other transactions based on instructions received via telephone, Internet, or other available electronic means.

12. Statement of Understanding

I have been given and understand a current prospectus that describes the contract for which I am applying and a current prospectus for each of the funds which underlie each Subaccount above. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Subaccounts are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Subaccounts may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all risk of investment unless some of my funds are placed in the Security Benefit Fixed Account (subject to availability).

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.

|   |   Check this box to receive a Statement of Additional Information.

13. Tax Identification Number Certification

Under penalties of perjury I certify that (1)The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. Person (including a U.S. Resident Alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X

Signature of Owner	Date (Month/Day/Year)

X

Signed at (City-State)	Date (Month/Day/Year)

X

Signature of Joint Owner	Date (Month/Day/Year)

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

14. Registered Representative/Dealer Information

Representative's Statement - Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

| |	No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

| |	Yes. If yes, please comment below.

X

Signature of Agent	Date (Month/Day/Year)

Print Name of Agent

Registered Agent's License I.D. Number

Print Name of Broker/Dealer

—	—

Phone Number (for confidential calls between 8:00am and 6:00pm CST)

Broker Account Number (if applicable)

Brokerage Group Number (if applicable)

For Company Representative's Use Only
Option:    |   |   A (Default)    |   |   B    |   |   C    |   |   D    |   |   E

Security Benefit Life Insurance Company

Variable Annuity Application
State Disclosures

All jurisdictions except AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK, PA, TX, VA, VT and WA.
Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

NJ Only
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OK Only
Warning: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

WA and VT Only
Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

OR Only
Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

AR, DC, KY, ME, NM, OH and PA Only
Any person who, knowingly and with intent to defraud any Insurance Company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

TX Only
Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

LA Only
Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime may be subject to fines and confinements in prison.

FL Only
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

AZ Only
Upon written request, the Company will provide additional information regarding the benefits and provisions of this annuity contract to the Owner/Applicant. If for any reason, the Owner/Applicant is not satisfied with this annuity contract, the Owner/Applicant may return the contract within 10 days after the contract is delivered and receive a refund equal to the sum of the difference between the premiums paid, including any contract fees or other charges, and the amounts allocated to any separate accounts under the contract, and the value of the amounts allocated to any separate accounts under the contract on the date the returned contract is received by the Company.

CT Only
Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud, as determined by a court of competent jurisdiction.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

V9500 (7-04)